                                                                   EXHIBIT 10.42
                   TERMINATION, RELEASE AND PURCHASE AGREEMENT

     THIS AGREEMENT (the "Agreement") is made as of July 16, 1999 (the "Effective Date"), by and between InSite Vision Incorporated, a Delaware corporation having a place of business at 965 Atlantic Avenue, Alameda California 94501 ("InSite") and Bausch & Lomb Pharmaceuticals, Inc., a Delaware corporation having a place of business at 8500 Hidden River Parkway, Tampa, Florida 33637 ("BLP").

     WHEREAS, InSite and BLP are parties to certain agreements related to the development, manufacturing and supply of ophthalmic pharmaceutical products, including the July 18, 1996 "BetaSite Contract Manufacturing Agreement" (the "BetaSite Agreement") and the "PilaSite License Agreement" of even date therewith (the "PilaSite Agreement" and together with the BetaSite Agreement, the "Manufacturing and License Agreements"); and

     WHEREAS, BLP currently has use and possession of certain equipment under the terms of the BetaSite Agreement including a blow, fill and seal machine and ancillary support equipment more particularly described in Appendix A ("Equipment"); and

     WHEREAS, the parties wish to terminate the Manufacturing and License Agreements for all intents and purposes except as expressly provided herein; and

     WHEREAS, BLP now desires to purchase the Equipment from InSite and InSite desires to sell the Equipment to BLP;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1.       TERMINATION OF BETASITE AGREEMENT

                    1.1 Subject to Section 1.2 below and pursuant to Section 19.1(iii) of the BetaSite Agreement, the parties, by this Agreement, hereby terminate and render void the BetaSite Agreement as of the later of the Effective Date or the date InSite receives payment from BLP for the Equipment pursuant to Section 4.1 of this Agreement (the "Payment Date"). Subject to
Section 1.2, such termination shall be effective for all intents and purposes whatsoever without obligations of performance to the other under the BetaSite Agreement or otherwise hereafter.

                    1.2 Notwithstanding anything in the BetaSite Agreement to the contrary, no term or condition therein shall survive the termination set forth herein and such agreement shall be void and of no force or effect except for Article XVIII thereof (the "BetaSite Survival Terms"), which Article shall remain in full force and effect.

         2.       TERMINATION OF THE PILASITE AGREEMENT

                    2.1 Subject to Section 2.2 below, the parties, by this Agreement, hereby terminate and render void the PilaSite Agreement as of the later of the Effective Date or the Payment Date. Subject to Section 2.2 such termination shall be effective for all intents and purposes whatsoever without obligations of performance to the other under the PilaSite Agreement or otherwise hereafter, which termination shall include, without limitation, the reversion to InSite of any and all license rights granted to BLP, and termination of any and all royalty obligations of BLP to InSite thereunder.

                    2.2 Notwithstanding anything in the PilaSite Agreement to the contrary, no term or condition therein shall survive the termination set forth herein and such agreement shall be void and of no force or effect except for Section 14.5 thereby (the "PilaSite Survival Terms"), which provision shall remain in full force and effect.

         3.       RELEASE OF CLAIMS AND WAIVER

                    3.1 Each party hereto, on behalf of itself and its past and present agents, officers, directors, employees, spouses, shareholders, agents, attorneys, accountants, insurers, representatives, affiliates, subsidiaries, parent companies, related companies, related entities, predecessors, successors, heirs and assigns, hereby releases and forever discharges the other party hereto, and each of its past and present officers, directors, principals, employees, spouses, shareholders, agents, attorneys, accountants, insurers, representatives, affiliates, subsidiaries, parent companies, related companies, related entities, predecessors, successors, heirs and assigns (the "Released Parties"), from any and all claims, demands, obligations, losses, causes of action, costs, expenses, attorneys' fees and liabilities of any nature whatsoever, whether based on contract, tort, statutory or other legal or equitable theory of recovery, which the releasing party has, had or claims to have against any or all of the Released Parties, which relate to, arise from, or are in any manner connected to the Manufacturing and License Agreements, other than the BetaSite Survival Terms and the PilaSite Survival Terms, and all schedules or exhibits thereto.

                    3.2 Waiver of California Civil Code Section 1542 and related provisions. Each party, having been informed of and having read the provisions of California Civil Code Section 1542, knowingly and intentionally waives any protection afforded to them by Civil Code Section 1542 or any other similar provision of any state, federal or foreign statute or law. Civil Code Section 1542 provides:

                    A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

This Agreement is intended to cover all claims or possible claims arising out of or related to those matters referenced or covered by implication in the release referenced above, whether the same are known, unknown or hereafter discovered or ascertained, and the provisions of Section 1542 of the California Civil Code or any other similar provision of any state, federal or foreign statute or law are hereby expressly waived. The parties hereto expressly acknowledge that they have been advised by their counsel of the contents and effect of such section, statute or law, and with such knowledge they hereby expressly waive whatever benefits they may have pursuant to such section, statute or law.

         4.       EQUIPMENT PURCHASE AND WARRANTY

                    4.1 InSite represents and warrants that it owns and has the right to transfer to BLP all right, title and interest in and to the Equipment, free of liens and encumbrances. InSite hereby agrees to sell, and BLP agrees to purchase, the Equipment for the total sum of four hundred ten thousand dollars ($410,000), which amount shall be paid by wire transfer by BLP to InSite within one (1) business day after the Effective Date. InSite shall, upon receipt of the above payment, execute and deliver the Bill of Sale attached hereto as Exhibit 1.

                    4.2 Provided the Equipment is under warranty as of the Effective Date, and InSite may, by the express provision of such warranty(ies) assign such warranty(ies) to a third party, InSite hereby assigns to BLP any such warranties made by the original manufacturer of the Equipment to the extent such warranty(ies) may be assigned by InSite to BLP. If any such warranties are not assignable, then InSite shall offer BLP, as its agent, reasonable assistance, at BLP's expense, in pursuing remedies available under the applicable warranties. InSite shall provide BLP with a copy of all such warranties InSite has in its possession within ten (10) days of the Effective Date. EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION, THE EQUIPMENT IS PROVIDED TO BLP "AS IS" WITH NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. UPON EXECUTION OF THIS AGREEMENT AND THE BILL OF SALE, INSITE SHALL HAVE NO FURTHER OBLIGATIONS WITH RESPECT TO THE EQUIPMENT, INCLUDING WITHOUT LIMITATION, ANY OBLIGATIONS TO INSTALL, DELIVER, TRANSFER, REPAIR OR MAINTAIN SUCH EQUIPMENT.

     5. RETURN OF CONFIDENTIAL INFORMATION. Within thirty (30) days of the Effective Date, each party shall return to the other party any and all confidential or proprietary information of the other party or derivative works thereof in whatever tangible form within its possession or control, including without limitation, all documents and computer files containing any technology, formulae, trade secrets, knowhow, technical data, or information.

     6. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     7. ENTIRE AGREEMENT. This Agreement contains the entire and only agreement between the parties with respect to the subject matter hereof, and no oral statements or representations or written matter not contained in this Agreement shall have any force or effect. This Agreement shall not be amended or modified in any way except by a writing executed by authorized representatives of both parties.

     8. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California as though made and to be fully performed therein.

     9. ATTORNEYS' FEES. The non-prevailing party in any dispute arising under this Agreement shall pay the reasonable fees and costs (including without limitation, attorneys' fees and disbursements) of the prevailing party.

     IN WITNESS WHEREOF, the parties have hereunder set forth their signatures as of the date set forth above.

INSITE VISION INCORPORATED                      BAUSCH & LOMB PHARMACEUTICALS, INC.



By:    /s/ S. Kumar Chandrasekaran, Ph.D.        By:    /s/ Dave Jarosz
       --------------------------------                 -----------------------------------------

Title: CEO and Chairman of the Board             Title: President, North American Pharmaceuticals
       ---------------------------------                ------------------------------------------

                                   APPENDIX A

                            DESCRIPTION OF EQUIPMENT


Automatic Liquid Packaging (ALP) 624 filling machine and related spare parts

Lee Industries 500-Liter 316L stainless steel pressure/vacuum kettle

Heavy Duty Lightning mixer (mdl UND-2A)

Sanitary rupture disc; Viton gasket, burst pressure

Sanitary Pressure Transmitter

Mark 62 Pressure Regulator

All warranties made by the original manufacturer of the above listed items

                                    EXHIBIT 1

                                  BILL OF SALE


     InSite Vision Incorporated, a Delaware corporation having a place of business at 965 Atlantic Avenue, Alameda California 94501 ("InSite"), for the consideration specified in that certain Termination, Release and Purchase Agreement, dated July 16, 1999 (the "Agreement") by and among InSite and Bausch & Lomb Pharmaceuticals, Inc. ("BLP") and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby bargain, sell and convey to BLP, title to the Equipment (as that term is defined in the Agreement), to have and to hold unto BLP, its successors and assigns, for its and their own use, benefit and behalf forever, free and clear of all liens and encumbrances.

     For the aforementioned consideration, InSite has covenanted and by this Bill of Sale does covenant with BLP, its successors and assigns, that InSite will do, execute and deliver at BLP's expense such reasonably necessary documents or instruments of transfer or assignment as shall be requested by BLP, its successors and assigns, and as shall be necessary in order to vest in BLP, its successors and assigns, the Equipment hereby assigned and transferred.

     InSite warrants and agrees to defend the title to all of the Equipment for the benefit and at the expense of BLP, its legal representatives, and assigns against all persons or entities.

     IN WITNESS WHEREOF, InSite has caused this Bill of Sale to be executed and delivered on the 23rd day of July, 1999.




                InSite Vision Incorporated, a Delaware corporation



                By: /s/  Lyle M. Bowman, Ph.D.
                   -------------------------------------


                Title:  VP of Development and Operations
                      ----------------------------------